CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into this 8th day of May, 2012, by and between Raven Holdings Inc(“Consultant”), and New Found Shrimp, Inc,  hereinafter referred to as (“Company”).

WHEREAS, the Company is in need of assistance with bookkeeping organization and

WHEREAS, Consultant has agreed to work for the Company by providing bookkeeping organization services and other related activities as directed by the Company.

NOW, THEREFORE, it is agreed as follows:

1. Consultant's Services and Term. Consultant shall be available and shall provide to the Company business planning, organization and management consulting services ("Consulting services") as requested, through January 27, 2013.

2. Independent Contractor.  Nothing herein shall be construed to create an employer-employee relationship between the Company and Consultant. Consultant is an independent contractor and not an employee of the Company or any of its subsidiaries or affiliates. The consideration set forth in Section 5 shall be the sole consideration due Consultant for the services rendered hereunder. It is understood that the Company will not withhold any amounts for payment of taxes from the compensation of Consultant hereunder. Consultant will not represent to be or hold himself out as an employee of the Company.

3. Confidentiality.  In the course of performing Consulting Services, the parties recognize that Consultant may come in contact with or become familiar with information which the Company or its subsidiaries or affiliates may consider confidential. This information may include, but is not limited to, information pertaining to the Company computer and other systems, which information may be of value to a competitor. Consultant agrees to keep all such information confidential and not to discuss or divulge it to anyone other than appropriate Company personnel or their designees.

4.  Liability. With regard to the services to be performed by the Consultant pursuant to the terms of this agreement, the Consultant shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Corporation, for any acts or omissions in the performance of services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys’ fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of the Consultant and the Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

5.  Compensation.  The Company and the Consultant agree that the fee for these services will be $90,000. Payable as follows:

1. $90,000 due on the date of this agreement

Said compensation is supported by a promissory note in a separate document (Attached as EXHIBIT A)

6. Entire Agreement and Amendments.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and replaces and supersedes all other agreements or understandings, whether written or oral. No amendment or extension of the Agreement shall be binding unless in writing and signed by both parties.

7. Governing Law, Severability.  Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by Arbitration in accordance of the rules of American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Allen County, State of Indiana.  In the event that litigation results from, or arises out this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.  In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.  The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the 8th day of May, 2012

COMPANY:

Signature of Authorized Agent

/S/ David R. Cupp

BY:

David R. Cupp

CONSULTANT

Signature of Authorized Agent

/S/ Andrew P. Godfrey

BY:

Andrew P. Godfrey

EXHIBIT A:

1.

Names:

Borrower:

New Found Shrimp, Inc

Lender:

Raven Holdings Inc

2.

Promise to Pay.

For value received, Borrower promises to pay Lender $90,000.00 (Ninety Thousand dollars).

Lender agrees to loan $90,000.00 (Ninety Thousand dollars) to Borrower.

3.

Principal Payment.

Borrower will pay the principal in full on or before 5-18-2012, together with any accrued interest.  The interest rate shall be 15% APR.  The principal and interest payment can be paid in one of two ways:

(a.)

Borrower can, at any point prior to the due date of 5-18-12, pay the Lender the Principal and interest amount in cash.

(b.)

Principal and interest may be repaid by converting to common stock to be issued at a date to be determined and requested by the Lender.  Borrower will issue common stock at a 50% (fifty percent) discount to the closing Bid price of Borrower’s stock price on the day prior to the date of the conversion notice.

4.

Collection Costs.

If Lender prevails in a lawsuit to collect on this note, Borrower will pay Lender's costs and lawyers' fees in an amount the court finds to be reasonable.

5.

Notices.

All notices must be in writing. A notice may be delivered to Borrower or Lender at the address specified in section 1, above, or to a new address Borrower or Lender has designated in writing. A notice may be delivered:

(1) in person

(2) by certified mail, or

(3) by overnight courier.

6.  Security.

Borrower agrees that until the principal and interest owed under this Promissory Note are paid in full, this note will be secured by giving Lender a security interest in Borrowers company, Freedom Energy Holdings, Inc, and to any successors of this company.

7.  Governing Law.

This promissory note will be governed by and construed in accordance with the laws of the state of Indiana.

8.  Severability.

If any court determines that any provision of this promissory note is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this agreement invalid or unenforceable and such provision shall be modified, amended, or limited only to the extent necessary to render it valid and enforceable.

Dated: 5-8-2012

Borrower

Signature of Authorized Agent

/S/ David R. Cupp

BY:

David R. Cupp

Lender

Signature of Authorized Agent

/S/ Andrew P. Godfrey

BY:

Andrew P. Godfrey